Exhibit (a)(14)

                 [Le document suivant sera envoye par e-mail]

Le 15 avril 2003

                 TRADUCTION NON OFFICIELLE - POUR INFORMATION


                 ANNONCE DE L'OFFRE D'ECHANGE DE STOCK OPTIONS

         Nombre d'entre vous detiennent des options de souscriptions ou d'achat d'actions (stock options) dont le prix d'exercice est plus eleve que la valeur de marche de nos actions. Nous souhaitons que les stock options constituent pour vous une incitation a la performance. En outre, nous souhaitons eliminer certaines consequences comptables negatives pour la Societe liees a certaines de vos stock options. Par consequent, le conseil d'administration a approuve un programme d'echange d'options.

         Dans le cadre de ce programme, Niku vous propose d'echanger les options qui vous ont ete octroyees au titre du 2000 Equity Incentive Plan, du 2000 Stock Incentive Plan et du 1998 Stock Option Plan, et dont le prix d'exercice est superieur ou egal a 7,50$ par action (apres prise en compte de notre recent regroupement d'actions) pour des options qui seront regies par le 2000 Equity Incentive Plan. Vos Options eligibles sont listees sur le tableau d'octroi d'options indivuee qui vous sera transmis.

L'OFFRE DE NIKU EST FAITE SELON LES TERMES ET CONDITIONS D'UNE OFFRE D'ECHANGE ET DE DOCUMENTS RELATIFS A CETTE OFFRE QUI SONT ENVOYES AUJOURD'HUI PAR E-MAIL A TOUS LES EMPLOYES DE NIKU. CES DOCUMENTS INDIQUERONT EGALEMENT LES CONDITIONS DEVANT ETRE REMPLIES POUR POUVOIR PARTICIPER A L'OFFRE ET CE QU'IL VOUS FAUT FAIRE SI VOUS CHOISISSEZ D'Y PARTICIPER. JE VOUS INVITE A CONSULTER CES DOCUMENTS DANS LE DETAIL ET A PESER MUREMENT VOTRE DECISION AVANT D'APPORTER VOS OPTIONS DANS LE CADRE DE L'OFFRE


L'offre d'echange et les documents relatifs a cette offre qui vous sont envoyes aujourd'hui sont exiges par le droit boursier americain. Ces documents doivent egalement etre consultes rapidement; je vous invite donc a les lire au plus tot. Si vous n'avez pas recu d'e-mail contenant ces documents, ou si vous souhaitez un quelconque renseignement en relation avec l'offre apres reception de ces documents, veuillez contacter Eleanor Lacey, General Counsel, par telephone au + 1 707 665 3112, ou par e-mail a l'adresse suivante: elacey@niku.com



Joshua Pickus
President and Chief Executive Officer